UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2018

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

DELAWARE	000-51476	20-2903526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

248 Route 25A, No. 2

East Setauket, New York 11733

(Address of principal executive offices)

(631) 942 7959

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Agreement.

Effective August 20, 2018, the Company and H. Lee Moffitt Cancer Center and Research Institute Hospital Inc. (“Moffitt”) entered into a Clinical Trial Research Agreement (the “Clinical Trial Agreement”) and an Exclusive License Agreement (the “License Agreement”). Pursuant to the Clinical Trial Agreement, Moffitt is to conduct a Phase 1b/2 study of the safety and therapeutic benefit of the Company’s lead clinical compound, LB-100, in patients with myelodysplastic syndrome (“MDS”). Pursuant to the License Agreement, Moffitt is granting to the Company an exclusive license under certain patents of Moffitt (the “Licensed Patents”) relating to treating MDS and a non-exclusive license under inventions, concepts, processes, information, data, know-how, research results, clinical data, and the like (other than the Licensed Patents) necessary or useful for the practice of any claim of a Licensed Patent or the use, development, manufacture or sale of any product for the treatment of MDS which would otherwise infringe a valid claim under a Licensed Patent.

The foregoing description of the terms of the Clinical Trial Agreement and License Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Clinical Research Agreement and License Agreement, copies of which are filed with this Form 8-K and incorporated by reference. Portions of the Clinical Trial Agreement will be subject to a FOIA confidential treatment request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

Item 8.01. Other Events.

On August 21, 2018, the Company issued a press release regarding the agreements with Moffitt Cancer Center.

Item 9.01. Financial Statements and Exhibits.

(d) There is filed as part of this report the exhibit listed on the accompanying Index to Exhibits which exhibit is incorporated herein by reference

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2018	LIXTE BIOTECHNOLOGY HOLDINGS, INC.

	By:	/s/ JOHN S. KOVACH
John S. Kovach, Chief Executive Officer

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INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Clinical Trial Research Agreement[1]
10.2	Exclusive License Agreement
99.1	Press Release regarding the agreements with Moffitt Cancer Center

1 Certain portions of the Exhibit have been omitted based upon a pending request for confidential treatment filed by the Company with the Securities and Exchange Commission.

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